Exhibit 10.1

Execution Version

FOURTH AMENDMENT AND INCREMENTAL FACILITY AMENDMENT TO CREDIT AGREEMENT

This FOURTH AMENDMENT AND INCREMENTAL FACILITY AMENDMENT TO CREDIT AGREEMENT, dated as of September 30, 2021 (as it may be amended from time to time, this “Fourth Amendment”), by and among CANO HEALTH, LLC, a Florida limited liability company (the “Borrower”), PRIMARY CARE (ITC) INTERMEDIATE HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (“Credit Suisse”), as administrative agent and collateral agent (in such capacity, together with its permitted successors and assigns in such capacity, the “Administrative Agent”) under the Loan Documents and as an Issuing Bank, the Initial Fourth Amendment Incremental Term Lenders, the 2021 Incremental Revolving Lenders and the other Lenders party hereto (in each case as defined below).

W I T N E S S E T H:

WHEREAS, the Borrower, Holdings, each Lender and Issuing Bank party thereto from time to time, the Administrative Agent, and Credit Suisse, as an Issuing Bank, have entered into that certain Credit Agreement, dated as of November 23, 2020 (as may be amended, restated, amended and restated, modified and/or supplemented from time to time through, but not including, the date hereof, the “Credit Agreement”; capitalized terms not otherwise defined in this Fourth Amendment have the same meanings assigned thereto in the Credit Agreement);

WHEREAS, pursuant to Section 2.21 of the Credit Agreement, (i) the Borrower desires to obtain Incremental Term Loans in an aggregate principal amount of $100,000,000 (the “Fourth Amendment Incremental Term Facility” and the loans thereunder, the “Fourth Amendment Incremental Term Loans”) from the Persons set forth in Part 1 of Schedule I hereto (the “Initial Fourth Amendment Incremental Term Lenders”; the commitment of each Initial Fourth Amendment Incremental Term Lender to make a Fourth Amendment Incremental Term Loan being referred to as its “Fourth Amendment Incremental Term Commitment”) on the Fourth Amendment Closing Date, which Fourth Amendment Incremental Term Loans will be established as a part of (and as an increase to) the existing Class of Initial Term Loans outstanding immediately prior to the effectiveness of this Agreement (the “Existing Initial Term Loans”), and (ii) each Initial Fourth Amendment Incremental Term Lender is willing to make a Fourth Amendment Incremental Term Loan in the principal amount set forth opposite its name in Part 1 of Schedule I hereto on the terms and subject to the conditions set forth herein;

WHEREAS, pursuant to Section 2.21 of the Credit Agreement, (i) the Borrower desires to increase the Revolving Credit Commitment by establishing 2021 Incremental Revolving Commitments (as defined below) in an aggregate principal amount equal to $30,000,000 on the Fourth Amendment Closing Date, and (ii) each financial institution identified on the signature pages hereto as a “2021 Incremental Revolving Lender” (each, a “2021 Incremental Revolving Lender” and together with the Initial Fourth Amendment Incremental Term Lenders, the “Fourth Amendment Incremental Lenders”) has agreed, on the terms and conditions set forth herein and in the Credit Agreement (as amended hereby), to (A) provide 2021 Revolving Commitments to the Borrower from and after the Fourth Amendment Closing Date in the principal amount set forth opposite its name in Part 2 of Schedule I hereto and (B) and become an Issuing Bank with an Issuing Bank Sublimit in an amount equal to the amount set forth opposite its name in Part 3 of Schedule I hereto (such commitment of each 2021 Incremental Revolving Lender being referred to as its “2021 Incremental Revolving Commitment”);

WHEREAS, the Credit Agreement may be waived, amended or modified pursuant to an agreement or agreements in writing entered into by the Borrower, the Administrative Agent and the Lenders required pursuant to the terms of Section 9.02(b) of the Credit Agreement;

WHEREAS, (i) as contemplated by Section 2.21 of the Credit Agreement, (x) the parties hereto have agreed to amend certain terms of the Credit Agreement as hereinafter provided to give effect to the 2021 Incremental Revolving Commitments and the Fourth Amendment Incremental Term Loans, subject to the satisfaction of the conditions precedent in Section 6 hereof and (y) this Fourth Amendment (together with the Reaffirmation Agreement) shall constitute an Incremental Facility Amendment and (ii) the Borrower, Holdings, the Administrative Agent and the Lenders party hereto (constituting at least the Required Revolving Lenders, the “Consenting Lenders”) agree to amend the Financial Covenant set forth in Section 6.14(a) of the Credit Agreement as hereinafter provided pursuant to Section 9.02(b) of the Credit Agreement (the “Financial Covenant Amendment”);

WHEREAS, the (i) establishment of the 2021 Incremental Revolving Commitments and the Fourth Amendment Incremental Term Commitments, (ii) the borrowing of the Fourth Amendment Incremental Term Loans and the use of the proceeds thereof and (iii) the Financial Covenant Amendment are collectively referred to herein as the “Fourth Amendment Incremental Transactions”;

WHEREAS, each Loan Party as of the Fourth Amendment Closing Date (collectively, the “Reaffirming Parties” and each a “Reaffirming Party”) expects to realize substantial direct and indirect benefits as a result of this Fourth Amendment becoming effective and the consummation of the Fourth Amendment Incremental Transactions and agrees to reaffirm its obligations pursuant to the Credit Agreement (in the case of Holdings and the Borrower), the Guarantee Agreement, the Collateral Documents and the other Loan Documents to which it is a party; and

WHEREAS, Credit Suisse Loan Funding LLC and Morgan Stanley Senior Funding, Inc. have been appointed to act, and have agreed to act, as joint lead arrangers and joint bookrunners for the 2021 Incremental Revolving Commitments and the Fourth Amendment Incremental Term Commitments (in such capacities, the “Fourth Amendment Lead Arrangers”).

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein (including in the preamble and the recitals hereto) shall have the meanings assigned to them in the Credit Agreement, as amended hereby (regardless of whether such amendments have taken effect).

SECTION 2. Incremental Facilities

(a) Fourth Amendment Incremental Term Loans.

(i) Subject to the terms and conditions set forth herein, each Initial Fourth Amendment Incremental Term Lender severally, and not jointly, agrees to make a Fourth Amendment Incremental Term Loan to the Borrower on the Fourth Amendment Closing Date in Dollars in a principal amount not to exceed the amount set forth opposite such Initial Fourth Amendment Incremental Term Lender’s name in Part 1 of Schedule I hereto. Amounts paid or prepaid in respect of the Fourth Amendment Incremental Term Loans may not be reborrowed.

(ii) Immediately upon the incurrence of the Fourth Amendment Incremental Term Loans on the Fourth Amendment Closing Date, (i) the Fourth Amendment Incremental Term Loans shall be added to (and form part of) the existing Class of Initial Term Loans under the Credit Agreement and (ii) the Fourth Amendment Incremental Term Loans shall be secured by identical collateral and guaranteed on identical terms as the Existing Initial Term Loans.

(iii) The terms of the Fourth Amendment Incremental Term Loans shall be identical to the terms of the Existing Initial Term Loans, as such terms of the Existing Initial Term Loans are amended pursuant to Section 3 of this Fourth Amendment. Without limiting the foregoing, upon the making of the Fourth Amendment Incremental Term Loans on the Fourth Amendment Closing Date, the Fourth Amendment Incremental Term Loans shall be deemed to be “Initial Term Loans”, “Term Loans” and “Loans”, and shall constitute an Incremental Increase of, and be part of the same Class as, the Existing Initial Term Loans, and each Lender holding a Fourth Amendment Incremental Term Loan shall be deemed to be an “Initial Term Lender”, a “Term Lender” and a “Lender”, in each case, for all purposes of the Credit Agreement and the other Loan Documents (including, without limitation, for purposes of the definitions of the terms “Adjusted LIBO Rate”, “Applicable Rate” and “Maturity Date” and Sections 2.09, 2.10 and 2.21(a)(v) of the Credit Agreement).

(iv) The funding of the Fourth Amendment Incremental Term Loans on the Fourth Amendment Closing Date shall be made in the manner contemplated by Section 2.06 of the Credit Agreement. Unless previously terminated, the Fourth Amendment Incremental Term Commitments shall automatically terminate on the making of the Fourth Amendment Incremental Term Loans on the Fourth Amendment Closing Date.

(v) Notwithstanding anything to the contrary in Section 5.11 of the Credit Agreement, the proceeds of the Fourth Amendment Incremental Term Loans will be used by the Borrower for working capital needs and other general corporate purposes of the Borrower and its Restricted Subsidiaries, including for capital expenditures, acquisitions and other Investments, Restricted Payments and any other purpose not prohibited by the terms of the Loan Documents.

(vi) Upon the making of the Fourth Amendment Incremental Term Loans hereunder, each Initial Fourth Amendment Incremental Term Lender shall be entitled to all the rights of, and benefits accruing to, Term Lenders or Lenders, as applicable, under the Credit Agreement and the other Loan Documents, in each case, as amended hereby, and shall be bound by all agreements, acknowledgements and other obligations of the Term Lenders or Lenders, as applicable, under the Credit Agreement and the other Loan Documents, in each case, as amended hereby.

(vii) (A) notwithstanding anything to the contrary in Sections 2.02, 2.03 and 2.07 of the Credit Agreement, on the Fourth Amendment Closing Date, the Fourth Amendment Incremental Term Loans shall increase the then-outstanding Term Loan Borrowings on a pro rata basis and, thereafter, the Fourth Amendment Incremental Term Loans shall be part of such Term Loan Borrowings (and shall constitute a Loan of the same Type as the Existing Initial Term Loans that are part of such Term Loan Borrowings) and, in the case of any Adjusted LIBO Rate

Borrowing, shall have an initial Interest Period equal to the remaining Interest Period applicable to such Term Loan Borrowing, and (B) notwithstanding anything to the contrary in Section 2.17(a) of the Credit Agreement, on the first Interest Payment Date after the Fourth Amendment Closing Date, the payment of interest on the Existing Initial Term Loans (including the Fourth Amendment Incremental Term Loans) shall be allocated by the Administrative Agent among the Existing Initial Term Lenders in a manner that reflects the actual number of days of interest accrued on the outstanding principal amount of the Fourth Amendment Incremental Term Loans compared to the actual number of days of interest accrued on the outstanding principal amount of the Existing Initial Term Loans.

(viii) For U.S. federal and applicable state and local income tax purposes, after giving effect to this Fourth Amendment, the Fourth Amendment Incremental Term Loans are intended to be treated as fungible with the Existing Initial Term Loans. Unless otherwise required by applicable law, none of the Loan Parties, the Administrative Agent or any Lender shall take any tax position inconsistent with the preceding sentence.

(b) 2021 Incremental Revolving Commitments.

(i) Subject to the terms and subject to the conditions set forth herein and in the Credit Agreement (as amended hereby) (A) each 2021 Incremental Revolving Lender party hereto severally, and not jointly, agrees that it shall have a 2021 Incremental Revolving Commitment on and as of the Fourth Amendment Closing Date in Dollars in a principal amount not to exceed the amount set forth opposite such 2021 Incremental Revolving Lender’s name on Part 2 of Schedule 1 hereto and (B) each 2021 Incremental Revolver Lender party hereto severally, and not jointly, agrees that it shall have an Issuing Bank Sublimit on and as of the Fourth Amendment Closing Date in an amount equal to the amount set forth opposite its name in Part 3 of Schedule 1 hereto.

(ii) Immediately upon the establishment of the 2021 Incremental Revolving Commitments on the Fourth Amendment Closing Date, (A) the 2021 Incremental Revolving Commitments shall be added to (and form part of) the existing Class of Initial Revolving Credit Commitments under the Credit Agreement, (B) the 2021 Incremental Revolving Commitments shall be secured by identical collateral and guaranteed on identical terms as the existing Initial Revolving Credit Commitments and (C) and thereby effectively increase the principal amount of, the Revolving Credit Commitments in effect immediately prior to the Fourth Amendment Closing Date (the “Existing Revolving Commitments”).

(iii) The terms of the 2021 Incremental Revolving Commitments shall be identical to the terms of the Existing Initial Revolving Credit Commitments, as such terms of the existing Initial Revolving Credit Commitments are amended pursuant to Section 3 of this Fourth Amendment. Without limiting the foregoing, upon the establishment of the 2021 Incremental Revolving Commitments on the Fourth Amendment Closing Date, the 2021 Incremental Revolving Commitments shall be deemed to be “Initial Revolving Credit Commitments” and “Revolving Credit Commitments”, and shall constitute an Incremental Increase of, and be part of the same Class as, the Existing Initial Revolving Credit Commitments, and each Lender holding a 2021 Incremental Revolving Commitment shall be deemed to be an

“Initial Revolving Lender”, a “Revolving Lender” and a “Lender”, in each case, for all purposes of the Credit Agreement and the other Loan Documents (including, without limitation, for purposes of the definitions of the terms “Adjusted LIBO Rate”, “Applicable Rate” and “Maturity Date” and Sections 2.09 and 2.10 of the Credit Agreement).

(iv) Upon the Fourth Amendment Closing Date, (i) each Revolving Lender immediately prior to the Fourth Amendment Closing Date (the “Existing Revolving Lenders”) will automatically and without further act be deemed to have assigned to each relevant 2021 Incremental Revolving Lender, and each relevant 2021 Incremental Revolving Lender will automatically and without further act be deemed to have assumed, a portion of such Existing Revolving Lender’s participations hereunder in outstanding Letters of Credit such that, after giving effect to each deemed assignment and assumption of participations, all of the Revolving Lenders’ (including each 2021 Incremental Revolving Lender’s) participations under the Credit Agreement in Letters of Credit, in each case, shall be held on a pro rata basis on the basis of their respective Revolving Credit Commitments (after giving effect to the increase in the Revolving Credit Commitments described in Section 2(b)(ii)) and (ii) the Existing Revolving Lenders shall assign Revolving Loans to certain other Revolving Lenders (including the 2021 Incremental Revolving Lenders), and such other Revolving Lenders (including the 2021 Incremental Revolving Lenders) shall purchase such Revolving Loans, in each case to the extent necessary so that all of the Revolving Lenders participate in each outstanding Borrowing of Revolving Loans pro rata on the basis of their respective Revolving Credit Commitments (after giving effect to the increase in the Revolving Credit Commitments described in Section 2(b)(ii)); it being understood and agreed that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained in the Credit Agreement shall not apply to the transactions effected pursuant to this Section 2(b)(iv).

(v) To the extent its consent is required under Section 2.21(b) of the Credit Agreement, each of the Administrative Agent and Credit Suisse AG, Cayman Islands Branch, in its capacity as Issuing Bank, hereby consent to the identity of the 2021 Incremental Revolving Lenders. For purposes of Section 9.02(d)(iv) of the Credit Agreement and the definition of “Issuing Bank Sublimit” set forth in the Credit Agreement, the parties hereto agree that this Fourth Amendment shall constitute notice in writing under Section 2.05(i) from the Administrative Agent to the Revolving Lenders of an additional Issuing Bank.

SECTION 3. Amendments to the Credit Agreement. On the Fourth Amendment Closing Date (but subject, in the case of Section 3(e) below, to Section 7), the Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“2021 Incremental Revolving Commitment” has the meaning assigned to such term in the Fourth Amendment.

“2021 Incremental Revolving Lender” has the meaning assigned to such term in the Fourth Amendment.

“Fourth Amendment” means that certain Fourth Amendment and Incremental Facility Amendment to Credit Agreement, dated as of September 30, 2021, among the Borrower, Holdings, the 2021 Incremental Revolving Lenders, the Initial Fourth Amendment Incremental Term Lenders, the Required Revolving Lenders, the Issuing Banks party thereto and the Administrative Agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Fourth Amendment Closing Date” has the meaning assigned to such term in Section 6 of the Fourth Amendment.

“Fourth Amendment Fee Letter” means that certain Engagement Letter, dated as of September 2, 2021, by and between Credit Suisse, the Fourth Amendment Lead Arranger and the Borrower.

“Fourth Amendment Incremental Term Commitments” has the meaning assigned to such term in the Fourth Amendment.

“Fourth Amendment Incremental Term Lender” means, at any time, any Lender that has a Fourth Amendment Incremental Term Commitment or a Fourth Amendment Incremental Term Loan at such time.

“Fourth Amendment Incremental Term Loans” has the meaning set forth in Section 2.01(e).

“Fourth Amendment Lead Arrangers” has the meaning assigned to such term in the Fourth Amendment.

(b) The definition of “Arranger” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Arranger” means (i) Credit Suisse Loan Funding LLC, as sole lead arranger and sole bookrunner (including, for the avoidance of doubt, in its capacity as Third Amendment Lead Arranger and (ii) the Fourth Amendment Lead Arrangers).

(c) The definition of “Initial Revolving Credit Commitment” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Initial Revolving Credit Commitment” means, with respect to each Lender, the commitment of such Lender to make Initial Revolving Loans (and acquire participations in Letters of Credit) hereunder as set forth on Schedule 2.01 under the heading “Initial Revolving Commitment”, or in the Assignment and Assumption or the Incremental Facility Amendment pursuant to which such Lender assumed or provided its Initial Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.08 or 2.18, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.05 or (c) increased from time to time pursuant to Section 2.21 (including, for the avoidance of doubt, any 2021 Incremental Revolving Commitment). The aggregate amount of the Initial Revolving Credit Commitments as of the Fourth Amendment Closing Date is $60,000,000.”

(d) The definition of “Initial Term Loans” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Initial Term Loans” means the term loans made by the Initial Term Lenders to the Borrower pursuant to Section 2.01(a)(i) (including, for the avoidance of doubt, (x) any Delayed Draw Term Loans that are converted into Initial Term Loans pursuant to Section 2.01(b), (y) any Third Amendment Incremental Term Loans that are converted into Initial Term Loans pursuant to Section 2.01(d)) and (z) any Fourth Amendment Incremental Term Loans.”

(e) The definition of “Post-SPAC Financial Covenant Level” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Post-SPAC Financial Covenant Level” means 5.80:1.00.”

(f) Section 2.01 of the Credit Agreement is hereby amended by inserting the following new clause (e) at the end thereof:

“(e) Subject to and upon the terms and conditions set forth herein and in the Fourth Amendment, each Lender with a Fourth Amendment Incremental Term Commitment severally, and not jointly, agrees to make a term loan or term loans (each, a “Fourth Amendment Incremental Term Loan” and, collectively, the “Fourth Amendment Incremental Term Loans”) to the Borrower, which Fourth Amendment Incremental Term Loans (i) shall be incurred pursuant to a single drawing on the Fourth Amendment Closing Date, (ii) shall be denominated in Dollars, (iii) shall be added to (and form part of) the existing Class of Initial Term Loans outstanding on the Fourth Amendment Closing Date and (iv) shall be made by each such Lender in that aggregate principal amount which does not exceed the Fourth Amendment Incremental Term Commitment of such Lender on the Fourth Amendment Closing Date. The aggregate principal amount of the Fourth Amendment Incremental Term Loans made on the Fourth Amendment Closing Date shall be $100,000,000. Once repaid or prepaid, Fourth Amendment Incremental Term Loans incurred hereunder may not be reborrowed.”

(g) Section 2.08(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Unless previously terminated, (i) the Initial Term Commitments on the Closing Date shall automatically terminate upon the making of the Initial Term Loans on the Closing Date, (ii) the Delayed Draw Term Commitments shall automatically terminate on the Delayed Draw Termination Date (after giving effect to any incurrence of Delayed Draw Term Loans on such date), (iii) the Initial Revolving Credit Commitments shall automatically terminate on the Initial Revolving Credit Maturity Date, (iv) the Additional Term Commitments of any Class (including, without limitation, the Third Amendment Incremental Term Commitments) shall automatically terminate upon the making of the Additional Term Loans of such Class and, if any such Additional Term Commitment is not drawn on the date that such Additional Term Commitment is required to be drawn pursuant to the applicable Refinancing Amendment or Incremental Facility Amendment, the undrawn amount thereof shall automatically terminate, (v) the Additional Revolving Credit Commitments of any Class shall automatically terminate on the Maturity Date specified therefor in the applicable Refinancing Amendment or Incremental Facility Amendment and (vi) the Fourth Amendment Incremental Term Commitments shall terminate in accordance with the terms of the Fourth Amendment.”

(h) Section 2.09(a)(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(i) The Borrower hereby unconditionally promises to repay the outstanding principal amount of the Initial Term Loans to the Administrative Agent for the account of each Term Lender (A) (x) on the last Business Day of each March, June, September and December (commencing on March 31, 2021) (each such date, a “Scheduled Payment Amortization Date”), in each case, in an amount equal to (x) $1,372,000 in the case of any such payment required to be made during the period from (and including) June 30, 2021 through (and including) September 30, 2021 and (y)

$1,623,256.28 in the case of any such payment required to be made thereafter (in each case, as such payments may be reduced from time to time as a result of the application of prepayments in accordance with Section 2.10 and repurchases in accordance with Section 9.05(g) or increased as a result of any increase in the principal amount of the Initial Term Loans pursuant to Section 2.21(a) or in connection with any conversion of Delayed Draw Term Loans to Initial Term Loans made pursuant to Section 2.01(b) in a manner to be determined by the Administrative Agent and the Borrower), and (B) on the Initial Term Loan Maturity Date, in an amount equal to the remainder of the principal amount of the Initial Term Loans outstanding on such date, together, in each case, with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.”

(i) Section 5.11(a) of the Credit Agreement is hereby amended by (x) removing the text “and (e)” appearing therein and inserting the text “, (e)” in lieu thereof and (y) inserting the following new clause (f) at the end thereof:

“and (f) the Fourth Amendment Incremental Term Loans made on the Fourth Amendment Closing Date for working capital needs and other general corporate purposes of the Borrower and its Restricted Subsidiaries, including for capital expenditures, acquisitions and other Investments, Restricted Payments and any other purpose not prohibited by the terms of the Loan Documents.”

SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Fourth Amendment, each of Holdings and the Borrower represents and warrants to the Administrative Agent and the Fourth Amendment Incremental Lenders that:

(a) as of the Fourth Amendment Closing Date, after giving effect to this Fourth Amendment and the Fourth Amendment Incremental Transactions, all of the representations and warranties of the Loan Parties set forth in this Fourth Amendment and the other Loan Documents are true and correct in all material respects (or, if qualified by materially, in all respects) on and as of the Fourth Amendment Closing Date; provided that to the extent that any representation and warranty specifically refers to a given date or period, it shall be true and correct in all material respects (or, if qualified by materially, in all respects) as of such date or for such period; and

(b) no Event of Default has occurred and is continuing at the time of, or immediately after giving effect to, the funding of the Fourth Amendment Incremental Term Loans and the establishment of the 2021 Incremental Revolving Commitments on the Fourth Amendment Closing Date.

SECTION 5. [Reserved]

SECTION 6. Conditions to the Fourth Amendment Closing Date. The effectiveness of this Fourth Amendment (other than the Financial Covenant Amendment set forth in Section 3(e) hereof), the funding of the Fourth Amendment Incremental Term Loans and the establishment of the 2021 Incremental Revolving Commitments is subject to the satisfaction (or waiver by the Fourth Amendment Incremental Lenders) of the following conditions precedent (the first date of the satisfaction thereof is referred to as the “Fourth Amendment Closing Date”):

(a) Fourth Amendment. The Administrative Agent (or its counsel) shall have received from each of the Borrower and Holdings a counterpart signed by the Borrower and Holdings (or written evidence reasonably satisfactory to the Administrative Agent (which may include a copy transmitted by facsimile or other electronic method) that such Loan Party has signed a counterpart) of this Fourth Amendment.

(b) Representations and Warranties; Absence of Events of Default. All of the representations and warranties of the Loan Parties set forth in this Fourth Amendment and the other Loan Documents shall be true and correct in all material respects (or, if qualified by materiality, in all respects) as of the Fourth Amendment Closing Date; provided that to the extent that any representation and warranty specifically refers to a given date or period, it shall be true and correct in all material respects (or, if qualified by materiality, in all respects) as of such date or for such period. No Event of Default shall have occurred and be continuing at the time of, or immediately after giving effect to, the funding of the Fourth Amendment Incremental Term Loans and the establishment of the 2021 Incremental Revolving Facility Commitments on the Fourth Amendment Closing Date.

(c) Borrowing Notice. The Administrative Agent (or its counsel) shall have received from the Borrower, a Borrowing Request in respect of the Fourth Amendment Incremental Term Loans in accordance with Sections 2.03 and 2.21(d) of the Credit Agreement not later than 12:00 p.m., New York City time, one (1) Business Day before the Fourth Amendment Closing Date (or such later time as the Administrative Agent may agree).

(d) Legal Opinions. The Administrative Agent shall have received, on behalf of itself and the Fourth Amendment Incremental Lenders on the Fourth Amendment Closing Date, a customary written opinion of (i) Goodwin Procter LLP, in its capacity as counsel for the Loan Parties and (ii) Hill Ward Henderson, in its capacity as Florida counsel for the applicable Loan Parties, in each case, dated the Fourth Amendment Closing Date and addressed to the Administrative Agent and the Fourth Amendment Incremental Lenders and with respect to this Fourth Amendment and the other Loan Documents executed on the Fourth Amendment Closing Date.

(e) Secretary’s Certificates and Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, each dated the Fourth Amendment Closing Date and executed by a secretary, assistant secretary or other Responsible Officer thereof, which shall (A) certify that (1) attached thereto is a true and complete copy of the certificate or articles of incorporation, formation or organization (or equivalent) of such Loan Party certified by the relevant authority of its jurisdiction of organization (to the extent reasonably available in the applicable jurisdiction), (2) the certificate or articles of incorporation, formation or organization (or equivalent) of such Loan Party attached thereto have not been amended (except as attached thereto) since the date reflected thereon, (3) attached thereto is a true and correct copy of the by-laws or operating, management, partnership or similar agreement of such Loan Party, together with all amendments thereto as of the Fourth Amendment Closing Date, and such by-laws or operating, management, partnership or similar agreement are in full force and effect as of the Fourth Amendment Closing Date and (4) attached thereto is a true and complete copy of the resolutions or written consent, as applicable, of its board of directors, board of managers, sole member or other applicable governing body authorizing the execution and delivery of the Loan Documents, which resolutions or consent have not been modified, rescinded or amended (other than as attached thereto) and are in full force and effect, and (B) identify by name and title and bear the signatures of the officers, managers, directors or authorized signatories of such Loan Party authorized to sign the Loan Documents to which such Loan Party is a party on the Fourth Amendment Closing Date and (ii) a good standing (or equivalent) certificate as of a recent date for each Loan Party from the relevant authority of its jurisdiction of organization (to the extent applicable in such jurisdiction).

(f) Officer’s Certificate. The Administrative Agent shall have received a certificate, dated the Fourth Amendment Closing Date and executed by a Responsible Officer of the Borrower, certifying as to the satisfaction of the conditions set forth in Sections 6(b) and 6(j) (and, in the case of the condition set forth in Section 6(j), attaching a reasonably detailed calculation demonstrating compliance therewith).

(g) Solvency. The Administrative Agent shall have received a certificate in substantially the form attached as Exhibit L to the Credit Agreement (with references therein to the “Transactions” being updated to refer to the “Fourth Amendment Incremental Transactions”) from the chief financial officer (or other Responsible Officer with reasonably equivalent responsibilities) of the Borrower dated as of the Fourth Amendment Closing Date and certifying as to the matters set forth therein.

(h) Fees. Prior to or substantially concurrently with the funding of the Fourth Amendment Incremental Term Loans and the establishment of the 2021 Incremental Revolving Facility Commitments, the Fourth Amendment Incremental Lenders, the Administrative Agent and the Fourth Amendment Lead Arrangers shall have received all fees and reimbursement of all reasonable out-of-pocket expenses (including reasonable legal fees and expenses), in each case required to paid or reimbursed by the Borrower and for which invoices in reasonable detail have been presented at least three (3) Business Days prior to the Fourth Amendment Closing Date (or such later date to which the Borrower may agree and which amounts may be offset against the proceeds of the Fourth Amendment Incremental Term Facility).

(i) USA PATRIOT Act and Beneficial Ownership Certification. The Administrative Agent shall have received at least three (3) Business Days prior to the Fourth Amendment Closing Date (or such later date to which the Borrower and the Administrative Agent may agree) all documentation and other information about the Borrower and the Guarantors as has been reasonably requested in writing at least 10 days prior to the Fourth Amendment Closing Date (or such later date to which the Borrower and the Administrative Agent may agree) by the Administrative Agent (on behalf of itself and the Lenders) and that the Administrative Agent reasonably determines is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act. No later than three (3) Business Days prior to the Fourth Amendment Closing Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and the Administrative Agent has so requested the Borrower in writing at least 10 days prior to the Fourth Amendment Closing Date, then the Borrower shall have delivered to the Administrative Agent a Beneficial Ownership Certification in relation to the Borrower.

(j) Incremental Cap. The aggregate principal amount of the Fourth Amendment Incremental Term Facility and the establishment of the 2021 Incremental Revolving Commitments shall, in each case, be permitted under the “Incremental Cap” definition as defined in the Credit Agreement.

(k) Reaffirmation by the Loan Parties. The Administrative Agent shall have received a customary reaffirmation agreement, dated as of the Fourth Amendment Closing Date (the “Reaffirmation Agreement”) and executed by each Reaffirming Party, whereby it agrees to reaffirm its obligations pursuant to the Credit Agreement (in the case of Holdings and the Borrower), the Guarantee Agreement, the Collateral Documents and the other Loan Documents to which it is a party.

SECTION 7. Conditions to the Financial Covenant Amendment. The effectiveness of the Financial Covenant Amendment set forth in Section 3(e) is subject solely to (x) the occurrence of the Fourth Amendment Closing Date and (y) the satisfaction (or waiver by the Consenting Lenders) of the following condition precedent:

(a) The Administrative Agent (or its counsel) shall have received from each Consenting Lender a counterpart signed by such Consenting Lender (or written evidence reasonably satisfactory to the Administrative Agent (which may include a copy transmitted by facsimile or other electronic method) that such Consenting Lender has signed a counterpart) of this Fourth Amendment.

SECTION 8. Reference to and Effect on the Credit Agreement and the other Loan Documents.

(a) On and after the Fourth Amendment Closing Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Fourth Amendment.

(b) The Credit Agreement and each of the other Loan Documents, as specifically amended by this Fourth Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties, as amended by this Fourth Amendment (including any such Obligations in respect of the Fourth Amendment Incremental Term Loans and the 2021 Incremental Revolving Commitments and the Revolving Credit Exposure thereunder).

(c) On and after the effectiveness of this Fourth Amendment, this Fourth Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement (as amended by this Fourth Amendment) and the other Loan Documents.

(d) This Fourth Amendment is limited as specified and shall not constitute an amendment, modification, acceptance or waiver of any other provision of the Credit Agreement or any other Loan Document.

SECTION 9. Execution in Counterparts. This Fourth Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Any signature to this Fourth Amendment may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Fourth Amendment. Each of the parties represents and warrants to the other parties that it has the corporate capacity and authority to execute this Fourth Amendment through electronic means and there are no restrictions for doing so in that party’s constitutive documents.

SECTION 10. Severability. Section 9.08 of the Credit Agreement is incorporated by reference herein as if such Section appeared herein, mutatis mutandis.

SECTION 11. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial, Etc. THIS FOURTH AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE (WHETHER IN TORT, IN CONTRACT, AT LAW OR IN EQUITY OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATED TO THIS FOURTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. SECTIONS 9.10(b), (c) and (d) AND 9.11 OF THE CREDIT AGREEMENT ARE INCORPORATED BY REFERENCE HEREIN AS IF SUCH SECTIONS APPEARED HEREIN, MUTATIS MUTANDIS.

SECTION 12. Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Fourth Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CANO HEALTH, LLC, as Borrower

By:	/s/ Brian Koppy
Name: Brian Koppy
Title: Chief Financial Officer

PRIMARY CARE (ITC) INTERMEDIATE HOLDINGS, LLC, as Holdings

By:	/s/ Brian Koppy
Name: Brian Koppy
Title: Chief Financial Officer

[Signature Page to Fourth Amendment and Incremental Facility Amendment to Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent, as an Initial Fourth Amendment Incremental Term Lender, as a Revolving Lender and as an Issuing Bank

By:	/s/ Vipul Dhadda
Name: Vipul Dhadda
Title: Authorized Signatory

By:	/s/ Ilan Dolgin
Name: Ilan Dolgin
Title: Authorized Signatory

[Signature Page to Fourth Amendment and Incremental Facility Amendment to Credit Agreement]

MORGAN STANLEY SENIOR FUNDING, INC., as a 2021 Incremental Revolving Lender and as an Issuing Bank

By:	/s/ Mark Scioscia
Name: Mark Scioscia
Title: Authorized Signatory

[Signature Page to Fourth Amendment and Incremental Facility Amendment to Credit Agreement]

Schedule I

Part 1: Fourth Amendment Incremental Term Commitments

Initial Fourth Amendment Incremental Term Lender	Fourth Amendment Incremental Term Commitment
Credit Suisse AG, Cayman Islands Branch	$100,000,000

Total	$100,000,000

Part 2: 2021 Incremental Revolving Commitment

2021 Incremental Revolving Lender	2021 Incremental Revolving Commitment
Morgan Stanley Senior Funding, Inc.	$30,000,000

Total	$30,000,000

Part 3: Letter of Credit Sublimit

Issuing Bank	Issuing Bank Sublimit
Credit Suisse AG, Cayman Islands Branch	$5,000,000

Morgan Stanley Senior Funding, Inc.	$5,000,000

Total	$10,000,000